Exhibit 99.1

Surface Oncology Reports Financial Results and Corporate Highlights for Second Quarter 2020

CAMBRIDGE, Mass., August 11, 2020: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today reported financial results and corporate highlights for the second quarter 2020, as well as anticipated corporate milestones for the remainder of the year.

“The second quarter of 2020 was one of great progress for Surface on several fronts. We advanced multiple programs in clinical development; entered into a clinical collaboration with Merck and secured additional financial resources via top-tier investors,” said Jeff Goater, chief executive officer. “Our team has done an amazing job adapting to challenges from the global COVID-19 pandemic. To date, our clinical and preclinical timelines have not been impacted by the pandemic and we continue to monitor the situation. I could not be more proud of what we have accomplished, nor more excited about what is to come for Surface in the second half of 2020.”

Recent Corporate Highlights:

•In April, initiated a Phase 1 clinical trial of its first-in-class antibody SRF388, which targets the immunosuppressive cytokine IL-27. The study design is based on a compelling translational hypothesis supported in part by a study presented at American Association for Cancer Research (AACR) this year demonstrating that high levels of IL-27 correlate strongly with the risk of developing liver cancer. Presentation can be found here.
•In May, entered into a clinical trial collaboration with Merck (NYSE: MRK) to evaluate the safety and efficacy of combining Surface’s SRF617, an investigational antibody therapy targeting CD39, with Merck’s KEYTRUDA® (pembrolizumab), the first anti-PD-1 therapy approved in the United States. This combination will be studied as a future component of the ongoing first-in-human Phase 1/1b study of SRF617 and will be evaluated in patients with solid tumors, with a focus on patients with gastric cancer and those who have developed resistance to checkpoint inhibition — both areas of high unmet need.
•In the second quarter, raised approximately $39 million combined through its At-the-Market (ATM) facility and its venture debt facility. The ATM offering included participation based upon interest received from EcoR1 Capital LLC, Venrock Healthcare Capital Partners, BVF Partners L.P., and RS Investments, a Victory Capital investment franchise.
•In June, presented updated preclinical data on SRF813 and lead candidates SRF617 and SRF388 at the 2020 AACR virtual annual meeting. Presentations can be found in the Posters & Publications section on this page.
•Advanced SRF813, a high affinity, fully human IgG1 antibody against CD112R (PVRIG) into IND enabling studies. Preclinical studies support SRF813's differentiated profile compared to the leading competitor and have indicated CD112R (PVRIG) inhibition activates both NK and T cells, resulting in robust anti-tumor activity and immunological memory.
•Continued progression of the ongoing Phase 1/1b trial of NZV930 (targeting CD73) by Surface Oncology’s partner Novartis.

Selected Anticipated 2020 Corporate Milestones:

•Preclinical data presentations anticipated at Society for Immunotherapy of Cancer (SITC) in November 2020
•Initial clinical updates for both SRF617 and SRF388 anticipated by the end of 2020
•IND filing for SRF813 mid 2021

Financial Results:

As of June 30, 2020, cash, cash equivalents and marketable securities were $112.5 million, compared to $105.2 million on December 31, 2019.

Research and development (R&D) expenses were $9.5 million for the second quarter ended June 30, 2020, compared to $13.2 million for the same period in 2019. This decrease was primarily driven by a reduction in expenses associated with contract manufacturing and other IND-enabling activities, as a result of the SRF617 and SRF388 IND filings in 2019, offset by an increase in spend on the SRF617 and SRF388 Phase 1 clinical trials, which began in 2020. R&D expenses included $0.7 million in stock-based compensation expense for the second quarter ended June 30, 2020.

General and administrative (G&A) expenses were $5.0 million for the second quarter ended June 30, 2020, compared to $5.4 million for the same period in 2019. This decrease was primarily due to decreased personnel costs and professional fees as a result of the strategic restructuring announced in January 2020. G&A expenses included $1.3 million in stock-based compensation expense for the second quarter ended June 30, 2020.

For the second quarter ended June 30, 2020, net loss was $14.8 million, or basic and diluted net loss per share attributable to common stockholders of $0.44. Net loss was $17.8 million for the same period in 2019, or basic and diluted net loss per share attributable to common stockholders of $0.64.

Financial Outlook:

Surface Oncology continues to project that current cash and cash equivalents are sufficient to fund the Company into 2022.

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned lead programs targeting CD39 (SRF617) and IL-27 (SRF388), a clinical-stage collaboration with Novartis targeting CD73 (NZV930), and two preclinical programs, each focused primarily on activating natural killer cells (via targeting CD112R, also known as PVRIG (SRF813)) or depleting regulatory T cells (via targeting CCR8 (SRF114)). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would,” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF813 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF813, will not be successfully developed or commercialized, the risks related to Surface Oncology’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on our clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ending March 31, 2020, both of which are available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:

Investors
Matt Lane
matt@gilmartinir.com
617-901-7698

Media
Tom Donovan
tom@tenbridg ecommunications.com
857-559-3397

Selected Financial Information:

(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Statement of Operations Items	2020	2019	2020	2019
Collaboration revenue - related party	$—	$143	$38,592	$14,577
Operating expenses:
Research and development	9,548	13,236	20,836	27,545
General and administrative	4,995	5,417	9,782	10,510
Total operating expenses	14,543	18,653	30,618	38,055
Income (loss) from operations	(14,543)	(18,510)	7,974	(23,478)
Interest and other income, net	(264)	752	(211)	1,521
Net income (loss)	(14,807)	(17,758)	7,763	(21,957)
Net income (loss) per share attributable to common stockholders — basic	$(0.44)	$(0.64)	$0.25	$(0.79)
Weighted average common shares outstanding— basic	33,418,412	27,845,136	30,697,779	27,835,471
Net income (loss) per share attributable to common stockholders — diluted	$(0.44)	$(0.64)	$0.24	$(0.79)
Weighted average common shares outstanding— diluted	33,418,412	27,845,136	33,763,452	27,835,471

Selected Balance Sheet Items:	June 30, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$112,539	$105,161
Total assets	154,526	131,693
Accounts payable and accrued expenses	5,780	11,396
Deferred revenue – related party	—	38,592
Total stockholders’ equity	97,671	56,666